Exhibit 10.3

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 11, 2026 by and among Bakkt Holdings, Inc., a Delaware corporation (“Parent”), Distributed Technologies Research Global Ltd, a private limited company incorporated in Cyprus (the “Company”), and each of the Parent Stockholders listed on the signature page(s) hereto (collectively, the “Stockholders” and each individually, a “Stockholder”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party” and collectively the “Parties”. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Share Purchase Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Parent Capital Stock set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional shares of capital stock that become beneficially owned (within the meaning of Rule 13d–3 promulgated under the Exchange Act) by such Stockholder, whether upon the receipt of dividends, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date, the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, Bakkt Opco Holdings, LLC, a Delaware limited liability company (“Buyer”), and Akshay Naheta (“Seller”) are entering into a Share Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Seller has agreed to sell to Buyer, free and clear of all Liens, and Buyer has agreed to purchase from Seller, all of the issued and outstanding Company Shares; and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Purchase Agreement, the Company has required that the Stockholders enter into this Agreement, and the Stockholders are willing to enter into this Agreement to induce the Company to enter into the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree, severally and not jointly, as follows:

1. Voting of Shares. From the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date (as defined below), at every meeting of the Parent Stockholders called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Parent Stockholders with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Shares that such Stockholder is entitled to vote (a) in favor of the Share Subscription and the Share Purchase, (b) in favor of any proposal to adjourn or postpone the Parent Stockholder Meeting to a later date if there are not sufficient votes (in person or by proxy) to obtain the Required Parent Stockholder Approval on the date on which such meeting is held, and (c) against any action or agreement which would reasonably be expected to have a material adverse effect on the consummation of the Transaction.

2. Transfer of Shares. Each Stockholder, severally and not jointly, covenants and agrees that during the period from the date of this Agreement through the earlier of (i) the date that is 120 days after the date of this Agreement and (ii) the Parent Stockholder Meeting, such Stockholder will not, directly or indirectly, (a) transfer, assign, sell, tender pursuant to a tender or exchange offer, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares, (b) deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Subject Shares. The foregoing restrictions on Transfers of the Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the Transaction. Notwithstanding anything to the contrary in this Agreement, any Stockholder may Transfer any or all of the Subject Shares, (i) to such Stockholder’s Affiliates, (ii) to any charitable foundation or charitable organization, including any donor advised funds, (iii) if Stockholder is an individual, (1) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (2) upon the death of Stockholder, (iv) if Stockholder is an entity, to any one or more Persons who is a trustee or beneficiary of Stockholder, in each case, as of the time of such Transfer and as of the date of this Agreement, (v) if a Subject Share is a Parent RSU or Parent PSU held by such Stockholder, in connection with the settlement, exercise, termination or vesting of such Parent RSU or Parent PSU in order to (1) pay the exercise price of such Parent RSU or Parent PSU or (2) satisfy taxes applicable thereto, (vi) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is in effect as of the date of this Agreement, or (vii) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law; provided, that, regarding a Transfer referred to in each of the foregoing clauses “(i)” through “(iv)”, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Subject Shares or any interest in any of such Subject Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Person shall be bound by all of the terms and provisions hereof, in which case such Person shall be deemed a Stockholder hereunder with respect to such Transferred Subject Shares.

3. Further Assurances. From time to time and without additional consideration, each Stockholder shall (at the Company’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at the Company’s sole cost and expense) take such further actions, as the Company or Parent may reasonably request for the purpose of performing such Stockholder’s obligations set forth under this Agreement.

4. Representations and Warranties of Each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to each of Parent and the Company, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares as follows:

(a) Authority. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions (regardless of whether considered in a proceeding in equity or at law). Other than as provided in the Purchase Agreement and, if applicable to Stockholder, any filings by such Stockholder with the SEC, the execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification (i) that has been duly obtained prior to the execution and delivery of this Agreement or (ii) the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Transaction or such Stockholder’s ability to observe and perform such Stockholder’s material obligations hereunder.

(b) No Conflicts. Except as would not materially restrict, limit or impair the performance of any of such Stockholder’s obligations hereunder, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any Contract or Law applicable to such Stockholder or by which such Stockholder’s property or assets are bound.

(c) The Subject Shares. As of the date of this Agreement, such Stockholder is the record and beneficial owner of and has good and marketable title to the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, which are free and clear of any and all Liens (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than (i) any encumbrances (1) created by this Agreement, (2) arising under applicable securities or community property laws or (3) as disclosed on Schedule A hereto, and (ii) any Permitted Liens or any of the foregoing that would not prevent or delay such Stockholder’s ability to perform such Stockholder’s obligations hereunder. Such Stockholder does not own, of record or beneficially, any Parent Capital Stock other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). Such Stockholder has, or will have at the time of the applicable Parent Stockholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Subject Shares. None of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto are subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares that would prevent or delay such Stockholder’s ability to perform its obligations hereunder. Except for the Purchase Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any such Subject Shares.

(d) Reliance by the Company. Such Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, to the knowledge of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder challenging the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Stockholders, as follows:

(a) Organization. The Company is duly organized, validly existing and in good standing (to the extent the applicable jurisdiction recognizes such concept) under the Laws of its jurisdiction of organization.

(b) Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions (regardless of whether considered in a proceeding in equity or at law). Other than as provided in the Purchase Agreement, the execution, delivery and performance by the Company of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority, other than any consent, approval, authorization, permit, action, filing or notification (i) that has been duly obtained prior to the execution and delivery of this Agreement or (ii) the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Transaction or the Company’s ability to observe and perform its material obligations hereunder.

(c) No Conflicts. Except as would not materially restrict, limit or impair the performance of any of the Company’s obligations hereunder, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any Contract or Law applicable to the Company or by which the Company’s property or assets are bound.

6. Stockholder Capacity. No Stockholder, nor any Person executing this Agreement on behalf of a Stockholder, who is or becomes during the term hereof a director or officer of Parent or any of its Affiliates, shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as, or that would limit Stockholder’s or such Person’s ability to take, refrain from taking, or shall require Stockholder or such Person to take, refrain from taking, or cause to be taken, or to be refrained from taking, actions as, a director or officer of Parent or any of its Affiliates, in each case, to the extent necessary to comply with such Stockholder’s or Person’s fiduciary duties or other legal obligations under applicable Law while acting in such capacity as a director or officer of Parent or any of its Affiliates, and any such action taken, or refrained to be taken, in such Stockholder’s or in such Person’s capacity as a director or officer of Parent or any of its Affiliates shall not be deemed a violation of the Stockholder’s agreements or obligations under this Agreement. Each Person executing this Agreement on behalf of a Stockholder is executing this Agreement solely in such Person’s capacity as a representative of such Stockholder and nothing herein shall limit or affect any actions taken (or any failures to act) by such Person in such Person’s capacity as a director or officer of Parent or any of its Affiliates. The taking of any actions (or any failures to act) by such Person in such Person’s capacity as a director or officer of Parent shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (a) the Closing, (b) the termination of the Purchase Agreement in accordance with its terms, (c) any Parent Board Recommendation Change or (d) any amendment or modification of any provision of the Purchase Agreement that increases the amount or changes the form of the Consideration in any material respect (the date of such earliest event to occur, the “Expiration Date”).

8. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) the Company is relying on such covenants in connection with entering into the Purchase Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that the Company shall be entitled to specific performance of the terms hereof, including an injunction or injunctions, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to prevent such Stockholder from committing any violation of such covenants, obligations or agreements and to enforce specifically the terms and provisions of this Agreement. These remedies are cumulative and shall be the Company’s sole remedy under this Agreement unless the Company shall have sought and been denied such remedies, and such denial is other than by reason of the absence of violation of such covenants, obligations or agreements.

9. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO BE MADE AND SHALL BE INTERPRETED, CONSTRUED AND GOVERNED IN ALL RESPECTS BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE CONFLICTS OF LAW PRINCIPLES. Each party irrevocably acknowledges and agrees that any dispute, claim, or cause of action (whether based on contract, tort, or otherwise) that may result from, arise out of, be in connection with or relating to any Relevant Matters shall be finally settled by binding arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce then in effect by three (3) arbitrators, with Parent and Seller being entitled to appoint one (1) arbitrator, the Stockholder party to such dispute, claim, or cause of action (or, if more than one Stockholder is party to such dispute, claim, or cause of action, a majority in interest of such Stockholders, based on their respective holdings of Parent Capital Stock) being entitled to appoint one (1) arbitrator, and the third arbitrator to be nominated by such first two (2) arbitrators (or, if such an agreement is not reached, with the third arbitrator (and any other arbitrator that a party fails to appoint) being appointed in accordance with such Rules). The seat of the arbitration shall be New York City, New York, and the language of the arbitration shall be English and all written materials in connection with such arbitration, including but not limited to all pleadings and evidence, shall be in the English language. The arbitrator(s) shall apply the laws of the State of Delaware to the merits of any such dispute, claim, or cause of action (whether in contract, tort, or statute). The arbitrator shall have the power to decide all questions of arbitrability. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding. The arbitrator(s) shall enter an appropriate protective order to maintain the strict confidentiality of information produced or exchanged in the course of the arbitration proceedings, and all proceedings, awards, and related documents shall be kept confidential except as required by applicable Law or for enforcement purposes. The award must be in writing and state the reasons on which it is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary in Section 9 in this Agreement, any party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief without breach of Section 9 in this Agreement and without any abridgment of the powers of the arbitrator(s) in the event of acts or breaches of this Agreement that such party believes may cause irreparable harm or with respect to which such party believes monetary damages would not provide adequate compensation.

10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED TO SUCH PARTY, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.

11. Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by each of the Company, Parent and each of the Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

12. Assignment; No Third-Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties hereto, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be null, void and of no effect. Subject to the preceding sentence, this Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

13. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) when delivered, if delivered personally to the intended recipient; (ii) upon receipt of proof of delivery, if delivered by an internationally recognized overnight courier service; or (iii) immediately upon delivery by electronic mail (provided that no “bounce back”, unsuccessful delivery or similar message is received with respect thereto), in each case to the intended recipient as set forth below:

if to the Company:

Distributed Technologies Research Global Ltd

[***]

Attn:    [***]

Email:    [***]

with copies to (which copies shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn:    Jared Fishman;

Matthew B. Goodman

Email:   [***];

[***]

if to Parent:

Bakkt Holdings, Inc.

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

Attention: General Counsel

Email: [***]

with copies to (which copies shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation:

900 S Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 Attn: J. Matthew Lyons Email: [***]	31 W 52nd Street, Ninth Floor New York, New York 10019 Attn: Jack Hamilton Email: [***]

if to the Stockholders:

The addresses listed on the signature pages hereto.

14. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

16. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent executed and delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or other means of electronic signature (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name: Marc D’Annunzio
Title: General Counsel and Secretary

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD

By:	/s/ Akshay Naheta
Name: Akshay Naheta
Title: Chief Executive Officer

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

COLLEEN BROWN

/s/ Colleen Brown

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew Surdykowski
Name: Andrew Surdykowski
Title: General Counsel

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

KAREN ALEXANDER

/s/ Karen Alexander

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

MADELYN ALDEN SCHWARTZER

/s/ Madelyn Alden Schwartzer

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

MARC D’ANNUNZIO

/s/ March D’Annunzio

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

MICHAEL ALFRED

/s/ Michael Alfred

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

NICHOLAS BAES

/s/ Nicholas Baes

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

RICHARD GALVIN

/s/ Richard Galvin

Address: [***]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

SEAN COLLINS

/s/ Sean Collins

Address: [***]

SCHEDULE A

Stockholder	Parent Capital Stock
Akshay Naheta	1,087,151 shares of Class A Common Stock
Colleen Brown	14,956 shares of Class A Common Stock
Intercontinental Exchange, Inc.	7,919,002 shares of Class A Common Stock
Karen Alexander	19,270 shares of Class A Common Stock
Madelyn Alden Schwartzer	Only holds restricted stock units
Marc D’Annunzio	68,389 shares of Class A Common Stock
Michael Alfred (through Alpine Fox LP)	40,000 shares of Class A Common Stock
Nicolas Baes	20,875 shares of Class A Common Stock
Richard Galvin	Only holds restricted stock units
Sean Collins	33,240 shares of Class A Common Stock